                                                                    Exhibit 99.1

[NAVISITE LOGO]


FOR RELEASE WEDNESDAY, MARCH 16, 2004

CONTACTS:

Jeffrey Hodnett                           Sharon Barclay
NaviSite, Inc.                            Blanc and Otus
978.946.7833                              617.451.2070
Jhodnett@NaviSite.com                     sbarclay@blancandotus.com

               NAVISITE, INC. REPORTS SECOND QUARTER 2004 RESULTS

           Company Announces Second Consecutive Quarter of EBITDA(1) Profitability and Achieves Goal of Positive Cash Flow from Operations;
        Gross Profit Percentage Increases to 25%; 31 New Customers Added

ANDOVER, MASS. - MARCH 16, 2004 - NaviSite, Inc. (NASDAQ SC: NAVI), a provider of outsourced hosting and managed application services, today reported financial results for its second quarter of fiscal year 2004, which ended January 31, 2004.

For the second quarter of fiscal year 2004, total revenue increased 19% to $22.3 million from $18.8 million in the second quarter of fiscal year 2003. Gross profit grew for the second quarter of fiscal year 2004 to $5.6 million (or 25% of revenue), compared to a gross profit of $1.8 million (or 9.3% of revenue) in the second quarter of fiscal year 2003. Net loss for the second quarter in fiscal year 2004 totaled $3.4 million, or a loss of $0.14 per share, versus a net loss of $20.2 million, or a net loss of $2.07 per share, in the second quarter of fiscal year 2003.

The Company reported its second consecutive quarter of positive EBITDA(1) (Earnings Before Interest, Taxes, Depreciation, Amortization and non-cash compensation), with a gain of approximately $1.5 million for the second quarter of fiscal year 2004, excluding impairment charges of $946,000. This compares to a positive EBITDA(1) of $1.8 million for the first quarter of fiscal year 2004, excluding $1.1 million of impairment charges and an EBITDA(1) loss of $869,000 in the second quarter of fiscal year 2003. Including impairment charges, EBITDA
(1) was $583,000 for the second quarter of fiscal year 2004 as compared to $676,000 for the prior quarter of fiscal year 2004. Cash flow from operating activities for second quarter fiscal year 2004 was $3.0 million, compared to cash used for operating activities of $549,000 in the second quarter in fiscal year 2003.

Gross profit as a percentage of revenue continued to increase in fiscal year 2004 to 25% in the second quarter, up from 21% in the prior quarter. This occurred despite a 5% decrease in total revenue to $22.3 million in the quarter from $23.5 million for the first quarter of fiscal year 2004. Comparative second quarter fiscal year 2003 operating results have been restated to reflect, on an "as if pooling" basis, our related party acquisitions of certain subsidiaries of ClearBlue Technologies, Inc., as explained in our quarterly report on Form 10-Q for our second quarter of fiscal year 2004, to be filed later today with the SEC.

"NaviSite continues to deliver on the goal of improving our financial performance, despite a lower billing rate from our largest customer. We've substantially completed our planned integrations and continued to reduce costs in our operational platform," said Arthur Becker, chief executive officer of NaviSite.

Becker continued, "These results represent another positive step toward reaching our goal of profitability and mark the second straight quarter we have shown positive EBITDA (1) and the first quarter we have shown a positive cash flow from operating activities. We will continue to look to increase revenue by both growing our customer base and improving on our ability to sell new products into our approximately 900 customers."

KEY HIGHLIGHTS AND SUBSEQUENT EVENTS

      - In November, NaviSite named industry veteran Stephen Scott as managing director of the Company's newly reorganized UK operations. Mr. Scott brings significant experience in the managed services industry to NaviSite, having held the position of Managing Director at PSInet Europe, and European Vice President with service providers Global Switch and Keybridge.

      - On November 25, 2003, we announced that the New York State Department of Labor added $52 million to its existing contract with us to provide application hosting and application development services in support of the America's Job Bank Web site and related programs. This amendment to the existing five-year, $83 million hosting and services contract also decreased the hourly rates for various services that we provide under the contract by an average of approximately 21%. The New York State Department of Labor has the ability to purchase additional services to meet the projected contract needs until the expiration of the contract in 2005.

      - We added 31 new customers to offset the 23 non-renewals during the quarter.

"We continue to work through the final stages of integration for our acquisitions in our drive to sustain profitability and positive cash flow. Notably, in the most recent quarter, we experienced one-time move and severance-related charges for our UK facility of approximately $359,000 which is contained in our cost of operations. Were we to exclude those charges, our reported EBITDA(1) would be higher by an equivalent amount," said Becker. "Similarly, we reached an oral agreement with one of our landlords to restructure a lease that we anticipate will benefit future quarters with increased profitability. We are finalizing these amounts and the specific terms of the contract and expect to provide an update on the status of this and other initiatives next quarter."

The Company believes that its non-GAAP measure of EBITDA(1) provides investors with a useful supplemental measure of the Company's operating performance by excluding the impact of Interest, Taxes, Depreciation, and Amortization and non-cash compensation. Management uses EBITDA(1) to assist in evaluating the Company's operating performance. These non-GAAP results should be evaluated in light of the Company's financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). A table reconciling the Company's EBITDA(1) to net loss is included in the consolidated financial statements in this release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income and net income per share prepared in accordance with GAAP.

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CONFERENCE CALL SCHEDULED FOR TUESDAY, MARCH 16TH

NaviSite's President and CEO, Arthur Becker, will host a conference call to discuss its fiscal 2004 second quarter results at 9:00 a.m. Eastern Time on March 16, 2004.

                  DATE:  Tuesday, March 16, 2004, 9:00 A.M. EST

             CALL IN #:  Toll free: 888 | 346 5716  (INTL: 404 |
                         260 5386)
    PASS CODE (VERBAL):  NaviSite

         DIAL IN REPLAY  Toll Free: 888 | 346 3949   (INTL: 404
                     #:  | 260 5385)
                         Password # 031604
                         Available 15 min after conclusion of
                         call until 3/26/04
        WEBCAST REPLAY:  www.navisite.com/investors.cfm
                         Available 1 hour following call

(1) EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). Non-U.S. GAAP earnings measures do not have any standardized definition and are therefore unlikely to be comparable to similar measures presented by other reporting companies. This non-U.S. GAAP measure is provided to assist readers in evaluating NaviSite's operating performance. Readers are encouraged to consider this non-U.S. GAAP measure in conjunction with NaviSite's U.S. GAAP results.

ABOUT NAVISITE, INC.

NaviSite is a leading provider of outsourced hosting and managed application services for middle-market organizations, which include mid-sized companies, divisions of large multi-national companies and government agencies.

This release contains forward-looking statements, which address a variety of subjects including, for example, the expected future operating and financial results, including profitability, revenue growth, gross profit margins, EBITDA and cash flow, the expected benefits, capabilities and marketability of NaviSite's integrated infrastructure platform, NaviSite's strategic business plans for growing our customer base and increasing sales. All statements other than statements of historical fact, including without limitation, those with respect to NaviSite's goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite's success, including its ability to improve its gross profit margins, improve its cash flows, expand its operations and revenues and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite's acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenues; NaviSite's products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; a further slow down in general economic conditions; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite's financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite's competes. For a detailed discussion of cautionary statements that may affect NaviSite's future results of operations and financial results, please refer to NaviSite's filings with the Securities and Exchange Commission, including NaviSite's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

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               NAVISITE FINANCIAL TABLES Q2 FISCAL YEAR 2004
                                 EBITDA SUMMARY

                                               Three Months Ended
                                            -------------------------
                                             1/31/2004     1/31/2003
                                             ---------     ---------
                                            (in thousands, unaudited)
Net Loss, as reported                        $(3,439)      $(20,231)
Depreciation                                   2,321          2,753
Interest expense, net                            637         13,549
Taxes                                             --             --
Amortization of intangibles                      846            752
Non cash compensation                            218             --
                                             -------       --------
EBITDA                                           583         (3,177)
Impairment, restructuring and other              946          2,308
                                             -------       --------
EBITDA net of impairment, restructuring
and other                                      1,529           (869)
                                             =======       ========

                                                Six Months Ended
                                             -------------------------
                                             1/31/2004     1/31/2003
                                             ---------     ---------
                                             (in thousands, unaudited)

Net Loss, as reported                        $(6,792)      $(30,236)
Depreciation                                   4,943          5,620
Interest expense, net                          1,182         17,184
Taxes                                             --             --
Amortization of intangibles                    1,693          1,264
Non cash compensation                            218             --
                                             -------       --------

EBITDA                                         1,244         (6,168)

Impairment, restructuring and other            2,035          2,455
                                             -------       --------
EBITDA net of impairment, restructuring
and other                                      3,279         (3,713)
                                             =======       ========

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               NAVISITE FINANCIAL TABLES Q2 FISCAL YEAR 2004
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                 Three months ended             Six months ended
                                      January 31,                   January 31,
                                      -----------                   -----------
                                 2004           2003            2004          2003
                                 ----           ----            ----          ----
                                                     (unaudited)
                                  (in thousands, except per share and share data)
Revenue:
Revenue                        $ 22,329       $ 18,761       $ 45,802       $ 33,322
Revenue, related parties             --             --             --          1,310
                               --------       --------       --------       --------
Total revenue                    22,329         18,761         45,802         34,632

Cost of revenue                  16,758         17,014         34,682         33,509
Impairment, restructuring
and other                            --             --            633             --
                               --------       --------       --------       --------
Total cost of revenue            16,758         17,014         35,315         33,509
                               --------       --------       --------       --------
Gross profit (loss)               5,571          1,747         10,487          1,123

Total operating expenses          8,449          8,490         16,183         13,983
                               --------       --------       --------       --------
Loss from operations             (2,878)        (6,743)        (5,696)       (12,860)

Other income (expense):
Interest income                      33            211             97            516
Interest expense                   (670)       (13,760)        (1,279)       (17,700)
Other income (expense), net          76             61             86           (192)
                               --------       --------       --------       --------
Net loss                       $ (3,439)      $(20,231)      $ (6,792)      $(30,236)
                               --------       --------       --------       --------
Basic and diluted net
loss per common
share                          $  (0.14)      $  (2.07)      $  (0.28)      $  (3.77)
                               ========       ========       ========       ========

Basic and diluted
weighted average
number of common shares
outstanding                      24,741          9,751         24,624          8,011
                               ========       ========       ========       ========

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                  NAVISITE FINANCIAL TABLES Q2 FISCAL YEAR 2004
                           CONSOLIDATED BALANCE SHEETS

                                             January 31,     July 31,
                                             -----------     --------
ASSETS                                          2004           2003
------                                          ----           ----
                                                    (Unaudited)
                                          (in thousands, except par value)
Current Assets:
Cash and cash equivalents                    $   7,719       $   3,862
Accounts receivable, less
  allowance for doubtful accounts
  of $1,411 and $2,030 at January
  31, 2004 and July 31, 2003, respectively      16,244          14,741
Prepaid expenses and other current
  assets                                         4,200           4,011
                                              --------        --------
Total current assets                            28,163          22,614
Property and equipment, net                     17,750          22,165
Customer lists, less amortization
  of $5,417 and $3,724 at
  January 31, 2004 and July 31,
  2003, respectively                            10,335          12,052
Goodwill                                         3,206           3,206
Other assets                                     6,194           6,280
Restricted cash                                  1,948           3,054
                                              --------        --------
Total assets                                 $  67,596       $  69,371
                                              ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts receivable financing line, net      $  11,667       $   6,358
Current notes payable                            1,744           1,211
Capital lease obligations, current
  portion                                        2,409           3,268
Current note payable to related party            3,000           3,000
Accounts payable                                 6,252           4,371
Accrued expenses                                15,184          17,580
Deferred revenue                                 2,452           2,993
Customer deposits                                  127             134
                                              --------        --------
Total current liabilities                       42,835          38,915
Capital lease obligations, less
  current portion                                1,187           1,907
Accrued restructuring, less
  current portion                                2,497           3,476
Note to Applied Theory estate                    6,000           6,000
Note payable                                     1,429              --
Other long-term liabilities                      2,022           2,194
                                              --------        --------

Total liabilities                               55,970          52,492
Commitments and contingencies (note 10)
Stockholders' equity:
Preferred Stock, $0.01 par value.
  Authorized 5,000 shares; no shares
  issued or outstanding at
  January 31, 2004 and July 31, 2003                --              --
Deferred compensation                           (1,768)             --
Accumulated other comprehensive
  income (loss)                                     30             (16)
Common Stock, $0.01 par value.
  Authorized 395,000 shares; issued
  and outstanding 24,801 and 23,412 at
  January 31, 2004 and July 31, 2003               249             235
Additional paid-in capital                     438,410         432,399
Accumulated deficit                           (425,295)       (415,739)
                                              --------        --------

Total stockholders' equity                      11,626          16,879
                                              --------        --------
Total liabilities and
  stockholders' equity                       $  67,596       $  69,371
                                              ========        ========

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                  NAVISITE FINANCIAL TABLES Q2 FISCAL YEAR 2004
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                            Six Months Ended  Three Months Ended
                                            ----------------  ------------------
                                                 1/31/2004      1/31/2004
                                                 ---------      ---------
                                                 (in thousands, unaudited)
Net cash provided by (used for)
  operating activities                            (226)            2,993
Net cash provided by (used for)
  investing activities                             260              (126)
Net cash provided by (used for)
  financing activities                           3,823             1,954
                                                 -----             -----
Net increase in cash                             3,857             4,821
Cash and cash equivalents, beginning of
  period                                         3,862             2,898
                                                 -----             -----
Cash and cash equivalents, end of period       $ 7,719           $ 7,719
                                               =======           =======
Supplemental disclosure of cash flow
  information:
Cash paid during the period for:
Interest                                       $   706           $   433
                                               =======           =======

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